S:\Elize\Agreement\Rockwell\BEE Transaction\ROCK1 EB6 Loan Agreement Richtrau.doc
EvB/ea
05.06.08

LOAN AGREEMENT

amongst

RICHTRAU NO 139 (PROPRIETARY) LIMITED

and

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

TABACKS

TABLE OF CONTENTS

1. PARTIES 1
2. INTERPRETATION 1
3. RECORDAL 10
4. LOAN AND ADVANCE OF PRINCIPAL 11
5. INTEREST 11
6. REPAYMENT OF PRINCIPAL AND INTEREST 12
7. UNDERTAKINGS BY THE BORROWER 12
8. SECURITY 13
9. BREACH 13
10. ARBITRATION 14
11. NOTICES AND DOMICILIA 16
12. VARIATION 17
13. RELAXATION 17
14. SEVERABILITY 18
15. WHOLE AGREEMENT 18
16. COUNTERPARTS 18

SCHEDULE A - INTEREST

LOAN AGREEMENT

1. PARTIES

1.1 **RICHTRAU NO 139 (PROPRIETARY) LIMITED**

1.2 **ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED**

2. INTERPRETATION

2.1 The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2 Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

"Advance Date" — the date on which the Principal was advanced to the Borrower which in the case of:

- the First Tranche was 10 November 2006;
- the Second Tranche was 10 February 2007; and
- the Interest Portion was 10 February 2007

"Agreement"	the agreement as set out in this document, together with the schedule thereto
"AVR"	Africa Vanguard Resources (Proprietary) Limited, registration number 2000/014503/07 or its nominee
"Borrower"	Richtrau No 139 (Proprietary) Limited registration number 2006/028710/07
"Business Day"	any day other than a Saturday, Sunday or official public holiday in the RSA
"Consideration"	an amount of R22,5 million payable by the Borrower to the Diamante Trust for the Investment Shares in terms of the provisions of the Share Sale Agreement
"Diamante Trust"	H C Van Wyk Diamante Trust, IT126/2000, a business trust registered by the Master of the High Court, duly represented herein by the Trustees

"Durnpike"	Durnpike Investments (Proprietary) Limited, registration number 1998/018109/07
"Effective Date"	the Signature Date
"Exchange Agreement"	the exchange agreement between RDI and the Borrower to be concluded simultaneously with this Agreement
"First Tranche"	an amount of R5 million which was lent and advanced by the Lender to the Borrower in terms of 4.1.2.1
"Funding Agreement"	the agreement to be entered into between AVR and the Borrower in terms of which the AVR will advance an amount equal to the Principal plus the Interest Portion to the Borrower
"HCWD"	H C van Wyk Diamonds Limited, registration number 2001/006812/06
"Interest"	the aggregate amount of interest payable and earned on the Principal from time to time in terms hereof

"Interest Portion"	an amount equal to the interest accrued on the outstanding balance of the Consideration (if any) (and which as at the Signature Date amounted to zero) and which is payable to the Lender in terms of the Share Sale Agreement
"Interest Rate"	a rate of 7,5% per annum nominal annual compounded monthly in arrear applicable to all amounts outstanding under the Consideration from time to time
"Investment Shares"	means – • a 15% equity interest in Klipdam, comprising 15 000 000 ordinary shares of R0,0005 in the issued share capital of Klipdam; and • a 15% equity interest in HCWD, comprising 156 ordinary shares of R1,00 each in the issued share capital of HCWD, collectively

"Klipdam"	Klipdam Diamond Mining Company Limited, registration number 1994/001754/06
"Lender"	Rockwell Resources RSA (Proprietary) Limited, registration number 2005/023297/07
"Parties"	the Lender and the Borrower, collectively and "Party" shall mean either of them as the context requires
"Payment Date"	9 June 2008
"Prime Rate"	the publicly quoted rate of interest (nominal annual compounded monthly) (as certified by any General Manager of The Standard Bank of South Africa Limited whose authority and/or appointment it shall not be necessary to prove) at which The Standard Bank of South Africa Limited lends on overdraft, to its prime customers in the private sector

"Principal" — all and any amounts advanced to the Borrower by the Lender comprising:

- the First Tranche;
- the Second Tranche; and
- the Interest Portion,

all of which are payable by the Borrower to the Diamante Trust in terms of the Share Sale Agreement

"RDI" — Rockwell Diamonds Inc., a public company duly incorporated and registered under the laws of the Province of British Columbia, Canada

"RSA" — the Republic of South Africa

"Second Tranche" — an amount of R17,5 million

"Share Sale Agreement" — the sale of shares agreement concluded between the Borrower and the Trustees dated 8 December 2006, in terms of which the Borrower acquired the

	Investment Shares
"Signature Date"	the date of last signature of this Agreement
"Subscription Agreement"	the subscription agreement to be entered into between the Borrower, AVR, Durnpike, the Trustees, Klipdam and HCWD in terms of which the Borrower will subscribe for shares in the share capital of HCWD and Klipdam
"Trustees"	H C van Wyk (snr), identity number 420602 5046 003, Hendrik Cornelius van Wyk (jnr), identity number 700214 5042 080 and Catharina Johanna Maria van Wyk, identity number 420608 0062 002, collectively.

2.3 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.4 Unless inconsistent with the context, an expression which denotes:

2.4.1 any gender includes the other genders;

2.4.2 a natural person includes an artificial person and *vice versa*;

2.4.3 the singular includes the plural and *vice versa*.

2.5 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.5.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.5.2 a reference to "days" shall be construed as calendar days unless qualified by the word "business". Any reference to "business hours" shall be construed as being the hours between 08:30 and 17:00 on any Business Day. Any reference to time shall be based upon South African Standard Time.

2.5.3 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.5.4 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the subsequent Business Day;

2.5.5 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.5.6 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.5.7 any reference in this Agreement to this Agreement or to any other agreement or document shall be construed as a reference to this Agreement or (as the case may be) such other agreement or document, as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.5.8 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement;

2.5.9 references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

2.5.10 a reference to a Party includes that Party's successors-in-title and permitted assigns.

2.6 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of this Agreement, shall not apply.

2.7 The interpretation and/or application of any term or provision of this Agreement shall not be affected by the fact that this Agreement has for convenience and ease of reference been separated into parts.

2.8 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3. **RECORDAL**

3.1 The Borrower has pursuant to the provisions of the Share Sale Agreement purchased the Investment Shares and was liable to pay the Consideration in 2 instalments, the first of which being an amount of R5 million on 8 December 2006 and the balance of R17,5 million on 10 February 2007.

3.2 Late payment of any amount under the Consideration resulted in a liability to make payment of the Interest Portion.

3.3 To fulfil its payment obligations under the provisions of the Share Sale Agreement, the Borrower, *inter alia*, required funding from the Lender.

3.4 The Lender has agreed to advance to the Borrower the Principal as follows:

3.4.1 on 10 November 2006 an amount equal to the First Tranche; and

3.4.2 on 28 February 2007 an amount equal to the Second Tranche together with the Interest Portion.

3.5 The Parties wish to record the terms of their agreement in writing.

4. **LOAN AND ADVANCE OF PRINCIPAL**

4.1 It is hereby recorded that:

4.1.1 the Lender has lent the Principal to the Borrower, and the Borrower has borrowed the Principal from the Lender on the terms and conditions set out herein;

4.1.2 the Lender has advanced to the Borrower, by making payment on its behalf, directly to the Diamante Trust in terms of the Borrower's obligations to discharge the Consideration:

4.1.2.1 on 10 November 2006 the First Tranche; and

4.1.2.2 on 10 February 2007 the Second Tranche.

4.2 The Borrower is and was restricted to use the Principal only for settlement of the Consideration and for no other purpose whatsoever.

5. **INTEREST**

The First Tranche, the Second Tranche and the Interest Portion (if any) shall each attract interest at 85% of the Prime Rate from the relevant Advance Date to

the date of repayment, both dates inclusive. The Interest payable in terms hereof is annexed as Schedule A.

6. **REPAYMENT OF PRINCIPAL AND INTEREST**

The Borrower shall repay the Interest and the Principal to the Lender in a lump sum on or before the Payment Date from proceeds of a loan to be advanced to it by AVR in terms of the Funding Agreement.

7. **UNDERTAKINGS BY THE BORROWER**

The Borrower undertakes that it shall, for as long as any amount remains due and owing to the Lender in terms hereof:

7.1 not permit a change in:

7.1.1 its members and/or its shareholding; or

7.1.2 its share capital without; and

which shall result therein that it no longer complies with the ruling criteria for historically disadvantaged persons prescribed in the charter to the Mineral and Petroleum Resources Development Act, 2002 (as amended) from time to time, provided that same shall not be more onerous than those ruling at the Signature Date;

7.2 not incur any other debt of whatsoever nature, save as otherwise provided in the Funding Agreement;

7.3 not commit itself to acquire any other assets of whatsoever nature; and

7.4 not dispose, sell, distribute, make-over, cede, transfer, charge and/or encumber any of its assets,

without first obtaining the prior written consent of the Lender, which consent shall not unreasonably be withheld or delayed.

8. **SECURITY**

As security for the Borrower's repayment obligations hereunder the Lender has retained the share certificates in respect of the Investment Shares in trust. Upon receipt of the full amount repayable in terms of 6, the Lender shall release the share certificates to the Borrower.

9. **BREACH**

In the event of a Party ("Defaulting Party") committing a breach of any of the terms of this Agreement and failing to remedy such breach within a period of 3 Business Days after receipt of a written notice from the other Party ("Aggrieved Party") calling upon the Defaulting Party so to remedy, then the Aggrieved Party shall be entitled, at its sole discretion and without prejudice to any of its other rights in law, either to claim specific performance of the terms of this Agreement or to cancel this Agreement forthwith and without further notice, claim and recover damages from the Defaulting Party, provided that the sole remedy of the Lender in the case of a breach by the Borrower, shall be retention of the share

certificates referred to in 8 until payment in full in respect of all outstanding amounts in terms hereof will have been received.

10. **ARBITRATION**

10.1 Any dispute between the Parties in regard to:

10.1.1 the interpretation of;

10.1.2 the effect of;

10.1.3 the Parties' respective rights and obligations under;

10.1.4 a breach of;

10.1.5 any matter arising out of;

this Agreement shall be decided by arbitration in the manner set out in this clause.

10.2 The said arbitration shall be held subject to the provisions of this clause:

10.2.1 at Sandton;

10.2.2 informally;

10.2.3 otherwise in accordance with the provisions of the Arbitration Act No. 42 of 1965, as amended;

it being the intention that if possible it shall be held and concluded within 21 Business Days after it has been demanded.

10.3 The arbitrator shall be if the question in issue is:

10.3.1 primarily an accounting matter an independent accountant agreed upon between the Parties;

10.3.2 primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

10.3.3 any other matter an independent person agreed upon between the Parties.

10.4 If the Parties cannot agree upon a particular arbitrator in terms of 10.3 above within 7 Business Days after the arbitration has been demanded, the nomination in terms of 10.3.1, 10.3.2 and 10.3.3, as the case may be, shall be made by the President of the Law Society of the Northern Provinces within 7 days after the Parties have so failed to agree.

10.5 The Parties irrevocably agree that the decision, in the absence of manifest error, in these arbitration proceedings:

10.5.1 shall be binding on them,

10.5.2 shall be carried into effect,

10.5.3 may be made an order of any Court of competent jurisdiction.

11. NOTICES AND DOMICILIA

11.1 The Parties choose as their *domicilia citandi et executandi* their respective addresses set out in this clause for all purposes arising out of or in connection with this Agreement at which addresses all processes and notices arising out of or in connection with this Agreement, its breach or termination may validly be served upon or delivered to the Parties.

11.2 For purposes of this Agreement the Parties' respective addresses shall be:

the Lender: Wilds View Level 0
Isle of Houghton
cnr Carse O'Gowry & Boundary Roads
Houghton Estate
Fax: (011) 481-7246

the Borrower: 1st Floor Block B
Cullinan Place
Cullinan Close
Morningside
Sandton
Fax: (011) 463-3430

or at such other address in the RSA of which the Party concerned may notify the other of them in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or *poste restante*.

11.3 Any notice given in terms of this Agreement shall be in writing and shall:

11.3.1 if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

11.3.2 if posted by prepaid registered post be deemed to have been received by the addressee on the 8th day following the date of such posting;

11.3.3 if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of dispatch,

unless the contrary is proved.

11.4 Notwithstanding anything to the contrary contained or implied in this Agreement, a written notice or communication actually received by one of the Parties from another including by way of facsimile transmission shall be adequate written notice or communication to such Party.

12. <u>VARIATION</u>

No addition to or variation, consensual cancellation or novation of this Agreement and no waiver of any right arising from this Agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by both Parties or their duly authorised representatives.

13. <u>RELAXATION</u>

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other of them in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement, and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be

an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party's rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

14. **SEVERABILITY**

If any clause or term of this Agreement should be invalid, unenforceable or illegal, then the remaining terms and provisions of this Agreement shall be deemed to be severable therefrom and shall continue in full force and effect unless such invalidity, unenforceability or illegality goes to the root of this Agreement.

15. **WHOLE AGREEMENT**

This Agreement constitutes the whole agreement between the Parties as to the subject matter hereof and no agreements, representations or warranties between the Parties regarding the subject matter hereof other than those set out herein are binding on the Parties.

16. **COUNTERPARTS**

This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

THUS DONE and SIGNED at Johannesburg on this the 5th day of June 2008.

For and on behalf of

RICHTRAU NO 139 (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 5th day of June 2008.

For and on behalf of

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 5th day of June 2008.

For and on behalf of

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

by

who warrants his authority hereto

S:\Elize\Agreement\Rockwell\BEE Transaction\ROCK1 EB6 Loan Agreement Richtrau.doc
EvB/ea

SCHEDULE A

INTEREST

HC Van Wyk Interest Calculation on first 15% Transaction

Effective date	01-Dec-06
Payment date	10-Feb-07

Rockwell advanced R5,000,000 on 30 October 2006 as per the agreement

Interest is at a rate of 85% of the Prime Rate ruling at the time on the outstanding purchase price until paid in full. This is calculated from the effective date if full payment was not done on 10 February 2007.

Month	Days	Interest 85%	Outstanding Amount	Interest Rate
December	6	37,728.03	22,500,000.00	12%
January	25	163,741.44	22,500,000.00	12.50%
January	31	203,039.38	22,500,000.00	12.50%
February	13	86,145.65	22,500,000.00	12.50%
February	15	76,412.67	17,500,000.00	12.50%
March	31	157,919.52	17,500,000.00	12.50%
April	30	152,828.34	17,500,000.00	12.50%
May	31	157,919.52	17,500,000.00	12.50%
June	7	35,659.25	17,500,000.00	12.50%
June	23	121,852.74	17,500,000.00	13.00%
July	31	164,236.30	17,500,000.00	13.00%
Aug	16	88,027.40	17,500,000.00	13.50%
Aug	15	82,525.68	17,500,000.00	13.50%
Sep	30	165,051.37	17,500,000.00	13.50%
Oct	11	60,518.84	17,500,000.00	13.50%
Oct	20	114,109.59	17,500,000.00	14.00%
Nov	30	171,164.38	17,500,000.00	14.00%
December	6	34,232.88	17,500,000.00	14.00%
December	25	147,731.16	17,500,000.00	14.50%
January	31	163,185.84	17,500,000.00	14.50%
February	29	171,366.15	17,500,000.00	14.50%
March	31	163,185.84	17,500,000.00	14.50%
April	10	59,082.47	17,500,000.00	14.50%
April	20	122,260.27	17,500,000.00	15.00%
May	31	189,503.42	17,500,000.00	15.00%
		3,128,426.84		

Prime Rate	
12-Oct-06	12%
07-Dec-06	12.50%
08-Jun-07	13%
17-Aug-07	13.50%
12-Oct-07	14%
07-Dec-07	14.50%
11-Apr-08	15%